UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Adaptec, Inc.

(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ADAPTEC ANNOUNCES CANCELATION OF 2009 ANNUAL MEETING OF

STOCKHOLDERS ORIGINALLY SCHEDULED FOR NOVEMBER 10, 2009

MILPITAS, Calif. - (BUSINESS WIRE) - November 4, 2009 - Adaptec, Inc. (NASDAQ: ADPT) today announced that its 2009 Annual Meeting of Stockholders originally scheduled to be held on Tuesday, November 10, 2009 at 1:00 p.m., Pacific Time (the “Annual Meeting”), has been canceled as a result of certain developments relating to the Consent Solicitation commenced by Steel Partners II, L.P.

About Adaptec

Adaptec provides innovative data center I/O solutions that protect, accelerate, optimize, and condition data in today’s most demanding data center environments. Adaptec products are used in IT environments ranging from traditional enterprise environments to fast-growing, on-demand cloud computing data centers. The company’s products enable data center managers, channel partners and OEMs to deploy best-in-class storage solutions to meet their customers’ evolving IT and business requirements. Around the world, leading corporations, government organizations, and medium and small businesses trust Adaptec technology. More information is available at www.adaptec.com, on its blog, storageadvisors.adaptec.com, and at adaptec.com/facebook and twitter.com/Adaptec_Inc.

Cautionary Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed to be forward-looking statements, including but not limited to statements related to: Adaptec’s new products may outrun the decline of the company’s legacy product revenues; and the company’s cash flow projections. Adaptec cautions that a variety of factors, including but not limited to the following, could cause results to differ materially from those expressed or implied in the forward-looking statements: continued or increased economic weakness and declines in customer spending; the potential failure of anticipated long-term benefits from new products to materialize; the potential impact of adverse changes in the global credit markets; the impact of industry technology transitions; fluctuating operating results; and other risks detailed from time to time in filings Adaptec makes with the SEC, including in the section entitled “Risk Factors” in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Investor Contact

Adaptec, Inc.

Investor Relations Desk

Investor_Relations@adaptec.com

(408) 957 - 7811